UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

July 17, 2017

SUMMIT HEALTHCARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-52566	73-1721791
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 South Pointe Drive, Suite 100, Lake Forest, California 92630

(Address of principal executive offices)

(800) 978-8136

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth below in Items 2.01 and 2.03 is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 17, 2017, through our wholly-owned subsidiary, we acquired an assisted living and memory care facility located in Chandler, Arizona (“Pennington Property”), for the purchase price of $13.4 million, which was funded through cash on hand plus the proceeds from the loan described in Item 2.03 below. The Pennington Property is leased to an affiliate of Compass Senior Living under a 15 year triple net lease with two five-year renewal options. The information in Item 2.03 below is hereby incorporated in this Item 2.01.

The press release is attached to this Current Report as Exhibit 99.1 and hereby incorporated to this Item 2.01 of the Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

We acquired our interest in the Pennington Property subject to a first priority mortgage loan collateralized by the Pennington Property. On July 17, 2017, we entered into a loan agreement with Capital One, National Association for approximately $10.1 million in principal amount. The loan bears interest at the One Month LIBOR (London Interbank Offer Rate) plus 2.95%, and matures on July 17, 2018 with the option for two six-month extensions. The loan is interest only and may be prepaid at any time with no penalty if the Pennington Property is refinanced through the Department of Housing and Urban Development or we would be required to pay an exit fee, as defined in the loan agreement.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Loan Agreement between Summit Chandler, LLC, as borrower and Capital One, National Association, dated July 17, 2017.

10.2	Purchase and Sale Agreement between Summit Healthcare REIT, Inc. and Family Healthreach, Inc. dated as of April 5, 2017.

99.1	Press release issued July 18, 2017, titled “Summit Healthcare REIT, Inc. acquires an assisted living/memory care facility in Arizona”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT HEALTHCARE REIT, INC.

By:	/s/ Elizabeth A. Pagliarini
Name:	Elizabeth A. Pagliarini
Title:	Chief Financial Officer

Dated: July 18, 2017